As filed with the Securities and Exchange Commission on August 20, 2010

 Registration No. 333-168834

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1
to
Form S-8
Registration Statement
Under
The Securities Act of 1933

Autobytel Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0711569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification number)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Autobytel Inc. 2010 Equity Incentive Plan
(Full title of the plan)

Glenn E. Fuller, Esq.
Executive Vice President, Chief Legal and
Administrative Officer and Secretary
18872 MacArthur Blvd., Suite 200
Irvine, California 92612-1400
(Name and address of agent for service)

(949) 225-4500
(Telephone number, including area code, of agent for service)

With a copy to:

Keith P. Bishop, Esq.
Allen Matkins Leck Gamble Mallory & Natsis LLP
1900 Main Street, 5th Floor
Irvine, CA  92614-7321
Telephone:  (949) 851-5428

Explanatory Note:

On August 13, 2010, Autobytel Inc., a Delaware corporation (“Registrant”), filed with the Securities and Exchange Commission (“Commission”) a Registration Statement on Form S-8 (Registration Statement 333-168834) (“Form S-8”) registering 6,700,000 shares of the Registrant’s common stock, par value $.001 per share (“Shares”), to be issued to participants under the Autobytel Inc. 2010 Equity Incentive Plan (“Plan”).

The Registrant hereby amends the Form S-8, to correct Footnote 5 to the Exhibit Index to reflect the incorporation of the Plan by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-168834) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 20, 2010.

Autobytel Inc.

By: /s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal and
Administrative Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-168834) has been signed by the following persons in the capacities indicated on August 20, 2010.

Signature	Title	Date
*
MICHAEL J. FUCHS *	Chairman of the Board and Director	August 20, 2010
JEFFREY H. COATS *	Chief Executive Officer, President and Director (Principal Executive Officer)	August 20, 2010
MARK N. KAPLAN *	Director	August 20, 2010
MARK R. ROSS *	Director	August 20, 2010
JEFFREY M. STIBEL *	Director	August 20, 2010
JANET M. THOMPSON *	Director	August 20, 2010
CURTIS E. DEWALT *	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 20, 2010
WESLEY OZIMA * By:___________________________________________ Glenn E. Fuller, Attorney-in-Fact	Vice President and Controller (Principal Accounting Officer)	August 20, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1

Fifth Amended and Restated Certificate of Incorporation of Autobytel Inc., as amended by Certificate of Amendment dated March 1, 1999, Second Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Autobytel dated July 22, 1999, Third Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Autobytel dated August 14, 2001, and Amended Certificate of Designation of Series A Junior Participating Preferred Stock dated April 24, 2009 (1)

4.2	Second Amended and Restated By-laws of the Registrant (2)
4.3	Form of Common Stock Certificate (3)
4.4

Tax Benefit Preservation Plan, dated as of May 26, 2010, between Autobytel Inc. and Computershare Trust Company, N.A., as rights agent, together with the following exhibits thereto: Exhibit A – Form of Right Certificate; Exhibit B – Summary of Rights to Purchase Shares of Preferred Stock of Autobytel Inc. (4)

5.1	Opinion of Allen Matkins Leck Gamble Mallory & Natsis LLP *
23.1	Consent of Ernst & Young LLP *
23.2	Consent of Allen Matkins Leck Gamble Mallory & Natsis LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on the Signature Page) *
99.1	Autobytel Inc. 2010 Equity Incentive Plan (5)

*       Previously filed

1           Incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the
quarterly period ended March 31, 2009 filed with the Commission on April 24, 2009.

2           Incorporated herein by reference to Exhibit 3.1 of Registrant's Current Report on Form 8-K filed with the Commission on August 5, 2009.

3           Form of Common Stock Certificate of Autobytel is incorporated herein by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001 (Commission File No. 000-22239).

4           Incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Commission on June 2, 2010.

5           Incorporated herein by reference to Exhibit 10.2 of Registrant's Current Report on Form 8-K filed with the Commission on June 25, 2010.